EX-99.23.j


                         CONSENT OF INDEPENDENT AUDITORS

As independent public accountants, we hereby consent to the use of our reports included in or made a part of this Post-effective Amendment No. 6 to the Registration Statement for the Azzad Funds (Registration Number 333-20177 Investment Company Act Number 811-08021).

/s/
McCurdy & Associates CPA's, Inc.
Westlake, Ohio

August 2, 2002

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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Azzad Funds.

                                             /s/
                                             TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
August 5, 2002

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